UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

April 12, 2024

Date of Report (Date of earliest event reported)

Spruce Power Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-38971	83-4109918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 S Colorado Blvd, Suite 2-825 Denver, Colorado 80222	(866) 777-8235
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Amendment No. 1 on Form 8-K/A amends the Current Report on Form 8-K that Spruce Power Holding Corporation (the “Company”), filed with the Securities and Exchange Commission on April 15, 2024 (the “Original Filing”) concerning the election of a new director and appointment of a Chief Executive Officer, to correct certain background information of Mr. Christopher Hayes. There are no other modifications or updates to any of the information made in the Original Filing and Item 5.02 is restated below in its entirety.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer and President Transition

On April 12, 2024, the Board of Directors of the Company appointed Mr. Christopher Hayes, as Chief Executive Officer and President of the Company, effective April 12, 2024 (“Transition Date”). Mr. Hayes, who has served as the Chair of the Board of Directors since January 2023, will continue to serve in that capacity in addition to serving as Chief Executive Officer and President. Mr. Hayes succeeds Christian Fong, whose separation from the Company and resignation as a director is effective as of the Transition Date.

As noted in the press release issued by the Company on April 13, 2024, John Miller, Chair of Nominating and Governance Committee and the newly appointed Lead Director of the Board stated: “On behalf of the Board, I would like to thank Mr. Fong for his contributions to Spruce and wish him all the best in his future endeavors.”

In connection with his separation from the Company, Mr. Fong will be eligible to receive the severance payments provided by his employment agreement with the Company, as described below. Mr. Fong’s resignation from the Board was not because of a disagreement with the Company, known to an executive officer of the Company, on any matter relating to the Company’s operations, policies or practices.

Mr. Hayes has served as a member of the Board since December 2020, and has been Chair of the Board since January 2023. From August 2019 until December 2020, Mr. Hayes served as a member of the Board of the Company’s predecessor, XL Hybrids. From August 2016 to January 2017, Mr. Hayes served as the Senior Vice President of Edison Energy, LLC, an indirect subsidiary of Edison International, a publicly traded energy and power markets company, following Edison’s acquisition of Altenex, a renewable energy procurement company co-founded by Mr. Hayes in 2011. Most recently, Mr. Hayes served as managing partner and director of Alturus, a sustainable infrastructure investment company he co-founded in 2018. Mr. Hayes’s extensive experience with sustainability-focused companies provides substantial guidance and expertise to the Company.

The selection of Mr. Hayes to perform the functions of Chief Executive Officer and President and to serve as a member of the Board was not pursuant to any arrangement or understanding between Mr. Hayes and any other person. There are no family relationships between Mr. Hayes and any director or executive officer of the Company, and there are no transactions between Mr. Hayes and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Mr. Fong’s Severance Payments

Mr. Fong’s is eligible for severance per the terms of his employment agreement, subject to Mr. Fong’s execution of a separation agreement and release of claims in substantially the form attached to Mr. Fong’s employment agreement, Mr. Fong will receive the following severance benefits in accordance with his employment agreement: (a) continuing payments in an amount equal to the sum of eighteen months of his current annual base salary of $650,000 and 1.5 times his target bonus, payable ratably over an eighteen month period (less all customary and required taxes and employment related deductions), (b) acceleration of unvested equity grants with time-based vesting that would have vested during the twelve month period following the Transition Date, and (c) a lump sum payment equal to COBRA premiums at active employee rates for eighteen months, which Mr. Fong is obligated to repay to the Company to the extent he obtains subsequent medical coverage and has unused months of COBRA coverage.

Mr. Hayes’s Chief Executive Officer Offer Letter

In connection with Mr. Hayes’s appointment as Chief Executive Officer and President, Mr. Hayes and the Company entered into a CEO Offer Letter on April 12, 2024, under which Mr. Hayes’s service to the Company as its Chief Executive Officer and President commenced on the Transition Date (the “Hayes Offer Letter”) and will continue until terminated by the Company or Mr. Hayes. Mr. Hayes’s compensation is substantially similar to the compensation terms of the Company’s former Chief Executive Officer.

Specifically, the Hayes Offer Letter provides for (i) an initial annual base salary of $650,000 and (ii) an annual cash bonus opportunity with a target of 100% of his base salary to be based on achieving annual performance metrics determined by the Board or as may be payable by the Board in its discretion.

Mr. Hayes was also awarded equity awards effective upon the Transition Date valued at 170% of his initial base salary, with 70% of such equity awards being in the form of stock options to purchase shares of Company’s common stock (“Common Stock”) and 30% of such equity awards being in the form of restricted stock units. These equity awards will vest in equal annual installments over four years following the Transition Date, subject to Mr. Hayes’s continued service on the applicable vesting date.

The Company intends to adopt an executive severance plan under which Mr. Hayes will be named a participant with severance benefits no less favorable, in all material respects, than the severance benefits of the Company’s former Chief Executive Officer. In addition, Mr. Hayes will be entitled to the indemnification arrangements available to the Company’s other executive officers and directors.

The foregoing description of the Hayes Offer Letter does not purport to be complete and is qualified in its entirety by the terms and conditions of the Hayes Offer Letter, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2024, and the foregoing description is subject in all respects to the actual terms of the Hayes Offer Letter.

Audrey Lee, Ph.D Appointment as New Director

Effective as of the Transition Date, the Board appointed Audrey Lee to serve as a Class C director on the Board filling the vacancy on the Board newly created through the resignation of Mr. Fong. Effective as of Transition Date, the Board also appointed Dr. Lee as a member of the Compensation Committee and Nominating and Corporate Governance Committees. There are no arrangements or understandings between Dr. Lee and any other person pursuant to which Dr. Lee was appointed as a director. There are no family relationships between Dr. Lee and any director or executive officer of the Company, and there are no transactions between Dr. Lee and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Dr. Lee will be compensated in accordance with the Company’s non-employee director compensation policy. Also, in connection with her appointment to the Board, Dr. Lee entered into an indemnification agreement with the Company in substantially the same form of indemnification agreement that the Company has entered into with its other directors, a copy of which was filed as Exhibit 10.11 to the Company’s Current Report on Form 8-K filed on December 23, 2020. The Indemnification Agreement provides that the Company will indemnify Dr. Lee for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by her in any action or proceeding arising out of her service as a director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Spruce Power Holding Corporation

(Registrant)

April 25, 2024	By:	/s/ Jonathan M. Norling
Jonathan M. Norling
Chief Legal Officer

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